                                                               SCARAB III AND IV

                                                                 USERS AGREEMENT

                                TABLE OF ARTICLES

ARTICLE

                  PREAMBLE                                                 PAGE
                  --------                                                 ----

1.       DEFINITIONS                                                       2-4

2.       INTERPRETATION                                                    5

3.       PURPOSE OF THIS AGREEMENT                                         5

4.       PARTICIPATION OF OTHER PARTIES                                    5

5.       OPERATING COMMITTEE                                               6-7

6.       CENTRAL BILLING PARTY                                             7-8

7.       PREPARATION AND AMENDMENT Or SCHEDULE C                           8

8.       USE OF SCARAB SYSTEMS AM CHARGES                                  9-11

9.       SCARAB SYSTEM AVAILABILITY                                        11

10.      OPERATING PROCEDURES                                              12

11.      OPERATIONAL RESPONSIBILITIES                                      13-14

12.      PRIORITY OF USE OF SCAM SYSTEMS                                   14-15

13.      ALLOCATION OF COSTS                                               15

14.      CAPITAL ADDITIONS AND COST ESCALATION                             15

15.      ESTIMATED STANDING CHARGES AND RUNNING COSTS                      15-16

16.      ALLOCATION OF STANDING CHARGES                                    17

17.      ALLOCATION OF RUNNING COSTS                                       17-19

18.      BILLING ARRANGEMENTS                                              24-28

19.      ACTUALS ADJUSTMENT                                                22

                                TABLE OF ARTICLES

ARTICLE

                  PREAMBLE                                                 PAGE
                  --------                                                 ----

20.      SCAM SYSTEM COSTS IN PARTICULAR CIRCUMSTANCES                     22-23

21.      TOTAL LOSS OR CONSTRUCTIVE TOTAL LOSS                             23-24

22.      KEEPING OF RECORDS                                                30

23.      LIABILITY AND INDEMNITY                                           24-25

24.      RELATIONSHIP AMONG THE PARTIES                                    25

25.      PERFORMANCE OF AGREEMENT                                          25

26.      AMENDMENTS TO AGREEMENT                                           26

27.      ASSIGNMENT OR TRANSFER                                            26-27

28.      TERM OF THIS AGREEMENT                                            33-34

29.      AGREEMENT BINDING ON SUCCESSORS                                   27

30.      EXECUTION OF AGREEMENT                                            27

31.      TESTIMONIUM                                                       28-29




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                               TABLE OF SCHEDULES
                               ------------------

                                                                           PAGE
                                                                           ----

SCHEDULE A       SCARAB SYSTEM OWNERS                                      30
SCHEDULE B       PROCEDURES FOR THE DERIVATION OF ACCOUNTING               31-32
                 UNITS FOR DESIGNATED CABLES

Schedule C       Schedule of Cables and Accounting Units:                  39-41

Schedule C1      -    EAST ZONE                                            39-41
Schedule C2      -    WEST ZONE                                            42-44

Schedule D       Definition of STANDING CHARGES and                        49-52
                 RUNNING COSTS.

Schedule E       COMMITMENT AGREEMENT                                      55-56

Schedule F       Telex/Fax Formats

Schedule Fl      -   Notification of Commencement of a SCARAB              57
                     operation.

Schedule F2      -   Notification of Completion of a SCARAB                58
                     operation.

Schedule F3      -   Notification of change of SCARAB System               59
                     operational status.

Schedule F4      -   Estimate of RUNNING COSTS for SCARAB                  60
                     System operation.

 Schedule G      SCARAB SYSTEM PERFORMANCE SPECIFICATIONS

 Schedule Gl     -    SCARAB III                                           61-64
 Schedule G2     -    SCARAB IV                                            65-66

SCARAB III AND IV USERS AGREEMENT


PREAMBLE

This SCARAB III & IV Users Agreement (hereinafter referred to as this "AGREEMENT") made and entered into this 28 day of February 1990, between and among American Telephone and Telegraph Company, a corporation organised and existing under the laws of the State of New York and having an office at 412 Mount Kemble Avenue, Morristown, New Jersey, USA (herein called "AT&T"); Transpacific Communications, Incorporated, a corporation organised and existing under the laws of the State of Delaware, and having an office at 412 Mount Kemble Avenue, Morristown, New Jersey, USA (herein called "TRANSPACIFIC"); British Telecommunications ple, a public limited company, registered in England (No: 1800000) whose registered office is at 81 Newgate Street, London EClA 7AJ, England (herein called "British Telecom"or "BT"); BT(Marine) Ltd, having its registered office at Berth 203, Western Docks, Southampton, SO1 0HH England (herein called "BT(M)"); Ministere des Postes des Telecommunications et de l'Espace de la Republique Francaise (herein called "FRANCE TELECOM"); Telefonica de Espana S.A., a corporation organised and existing under the laws of Spain and having its principal office at Gran Via 28, Madrid, Spain (herein called "TELEFONICA"); Telecommunications Marinas S.A., whose registered office is at Silva 2, 4th Floor, 28013 Madrid, Spain (herein called "TEMASA"); Teleglobe Canada Inc., a Canadian business corporation having its registered office at 680 Sherbrooke Street West, Montreal, Quebec H3A 2S4, Canada (herein called "TELEGLOBE") and Teleglobe Marine Inc, a Canadian business corporation having its registered office at 2075 Rue Universite, Montreal, Quebec H3A 2L1, Canada (herein called "TMI"), herein referred to collectively as the "PARTIES"

WITNESSETH:

WHEREAS the PARTIES all have an interest in the efficient and effective construction, laying, installation, operation, maintenance and repair of submarine cable systems in the Atlantic Ocean region including the Caribbean and Mediterranean Seas and

WHEREAS the PARTIES all have an interest in the support and use of appropriate work tools to assist in such activities and

WHEREAS the PARTIES or their parents were among the parties to the SCARAB I & II Users Agreement made on 29 June 1984 effective from 1 July 1983, as amended (herein called "the 1984 Users Agreement") and

WHEREAS the PARTIES or their parents were the parties to the Interim Agreement to Plan for the Implementation of New SCARAB Systems entered into on 22 September 1988 (herein called "the Interim Agreement") and

WHEREAS the PARTIES now wish to replace the Interim Agreement and to provide for the support and use of SCARAB III and SCARAB IV and

WHEREAS the PARTIES now wish to replace the Interim Agreement and to provide for the support and use of SCARAB III and SCARAB IV on similar terms to those of the 1984 Users Agreement.

NOW, THEREFORE, the PARTIES, in consideration of the mutual covenants herein expressed, agree with each other as follows:

ARTICLE 1
DEFINITIONS

1. In this AGREEMENT, unless the context otherwise requires, the following expressions have the meanings hereby assigned to them:

         1.1 "ACCOUNTING UNITS" for DESIGNATED CABLES means the units within a ZONE used to form the basis for allocating the costs of the SCARAB SYSTEMS to DESIGNATED CABLES within a ZONE and are calculated as described in Article 7.

         1.2      "ATLANTIC CABLE MAINTENANCE AND REPAIR AGREEMENT"
                  (ACMA) means the agreement effective from 1 April 1989, or its successor, between and among cable maintenance authorities and ship owners for the maintenance of cables in the Atlantic Area.

         1.3 "CAPITAL ADDITIONS" means expenditures for enhancements or additions of a capital nature to the SCARAB SYSTEMS that occur after the INITIAL CAPITAL COST.

         1.4      "CENTRAL BILLING PARTY" means the PARTY designated in
                  Article 6.

         1.5      "COMMITMENT AGREEMENT" means the formal agreement defined in
                  Article 4 whereby an entity, not a signatory to this AGREEMENT, participates in the use of the SCARAB SYSTEMS.

         1.6 "DESIGNATED CABLES" means the cables entered into the ACMA which are listed in Schedule C.

         1.7      "FINANCIAL YEAR" means the period between the respective

                  OPERATIONAL DATE of each SCARAB SYSTEM and 31 March 1991 and each subsequent period of twelve (12) months ending on 31 March each year.

         1.8 "FORCE MAJEURE" means such circumstances or events that are outside the control of the PARTIES, such circumstances or events include, but would not be restricted to, acts of God, or of the public enemy, acts of governments, insurrection, fires, floods, epidemics, quarantine restrictions, freight embargoes, strikes or adverse weather conditions.

         1.9 "INITIAL CAPITAL COST" of each SCARAB SYSTEM means the total construction cost of each SCARAB SYSTEM determined in accordance with the relevant provisions of the SCARAB OWNERS AGREEMENT and advised in writing to the PARTIES to this AGREEMENT.

         1.10 "MAINTENANCE & IMPROVEMENT" means work carried out on a DESIGNATED CABLE, other than a REPAIR, involving the use of a SCARAB SYSTEM and which is deemed by the relevant MAINTENANCE AUTHORITY to be required in order to reduce the susceptibility of the DESIGNATED CABLE to furnish service-affecting faults, however caused.

         1.11 "MAINTENANCE AUTHORITY", in relation to a DESIGNED CABLE, means a telecommunications administration or recognised private operating agency which is solely or jointly responsible for the maintenance of that DESIGNATED CABLE as shown in Schedule C.

         1.12 "NON-DESIGNATED CABLES" means cables entered into the ACM which are not listed in Schedule C.

         1.13 "OPERATOR" means an OWNER who has been directly assigned by the respective OWNERS to be responsible for the operation and maintenance of a particular SCARAB SYSTEM.

         1.14     "OPERATING COMMITTEE" means a committee established under
                  Article 5.

         1.15 "OPERATING COSTS" means those costs incurred, excepting Depreciation, Interest on Capital and RUNNING COSTS, in the operation and maintenance of the SCARAB SYSTEMS.

         1.16 "OPERATIONAL DATE" of each SCARAB SYSTEM means the date upon which the respective SCARAB SYSTEM entered into service, determined in accordance with the relevant provisions of the SCARAB OWNERS AGREEMENT and advised in writing to the PARTIES to this AGREEMENT.

         1.17 "OUTSIDE WORK" means the categories of work defined in Articles 8.3 and 8.4.

         1.18 "OWNER" means a PARTY identified in Schedule A as having an investment in the SCARAB SYSTEMS.

         1.19 "PARTY" means a signatory to this AGREEMENT or to a COMMITMENT AGREEMENT.

         1.20 "PORT" means the port from which a ship departs or returns with a SCARAB SYSTEM for an operation.

         1.21 "REPAIR" means work carried out on a DESIGNATED CABLE involving the use of a SCARAB SYSTEM and which is deemed by the relevant MAINTENANCE AUTHORITY to be required in order to remedy a service-affecting fault suffered by the DESIGNATED CABLE, however caused.

         1.22 "RUNNING COSTS" means costs, additional to STANDING CHARGES, which are incurred specifically as a result of an individual operation or operations, as defined in Schedule D.

         1.23 "SCARAB III" means an unmanned submersible system together with supporting ancillary equipment as further defined in Schedule G1 and collectively owned and operated by the relevant OWNERS listed in Schedule A.

         1.24 "SCARAB IV" means an unmanned submersible system together with supporting ancillary equipment as further defined in Schedule G2 and collectively owned and operated by the relevant OWNERS listed in Schedule A.

         1.25 "SCARAB SYSTEM" means a reference equally applicable to either or both SCARAB III and SCARAB IV.

         1.26 "SCARAB OWNERS AGREEMENT" means the Agreement known as the SCARAB III & IV Owners Agreement among the owners of the SCARAB SYSTEMS.

         1.27     "STANDING CHARGES" means the costs as defined in Schedule D.

         1.28 "ZONE" means an operational area (as defined in the ACMA as either "EAST" or "WEST") to which a SCARAB SYSTEM is primarily assigned.

ARTICLE 2
INTERPRETATION

         2.1 Schedules A through to G2 attached hereto are an integral part of this AGREEMENT and any reference herein to a Schedule is a reference to a Schedule to this AGREEMENT.

         2.2 The marginal titles of Articles do not form part of this AGREEMENT.

         2.3 Any reference herein to an Article, Paragraph or Sub-paragraph is a reference to an Article, Paragraph or Sub-paragraph of this AGREEMENT.

ARTICLE 3
PURPOSE OF THIS AGREEMENT

         3.1 The purpose of this AGREEMENT is to provide the terms and conditions for the support and use of the SCARAB SYSTEMS.

         3.2 This AGREEMENT shall supersede and replace the Interim Agreement in respect of each SCARAB SYSTEM with effect from the respective OPERATIONAL DATE of each SCARAB SYSTEM and shall from each such OPERATIONAL DATE govern the relationship of the PARTIES in all respects as to the support and use of the respective SCARAB SYSTEM.

         3.3 The PARTIES hereby remise, release and discharge each other from any claims upon each other for any deeds or actions performed or not performed before the respective OPERATIONAL DATE with respect to their interests in the respective SCARAB SYSTEM.


ARTICLE 4
PARTICIPATION OF OTHER PARTIES

         4.1 The OPERATING COMMITTEE may agree to invite other parties to the ACMA to participate in the use of the SCARAB SYSTEMS under the terms and conditions of this AGREEMENT. Such participation shall be effected by such other party entering into a COMMITMENT AGREEMENT, annexed as Schedule E, and thereby sharing in the rights and obligations of this AGREEMENT.

         4.2 The PARTIES shall hereby authorise the Chairman of the OPERATING COMMITTEE to sign such COMMITTEE AGREEMENT for and on their behalf.

ARTICLE 5
OPERATING COMMITTEE

         5.1 The OPERATING COMMITTEE is hereby established to supervise the operation of this AGREEMENT and shall comprise a single representative of each of the PARTIES.

         5.2 The OPERATING COMMITTEE shall elect a Chairman annually from among its members. All decisions of the OPERATING COMMITTEE, including election of its Chairman, shall be subject in the first instance to consultation among its members who shall endeavour to make decisions by agreement. In the event it fails to reach agreement, it shall make decisions by votes cast at a meeting of the OPERATING COMMITTEE by its members weighted in the same proportion as their percentage contribution to STANDING CHARGES shown on Schedule C of this AGREEMENT. Should the question before the OPERATING COMMITTEE relate specifically to either the EAST ZONE or the WEST ZONE SCARAB SYSTEM operations then votes shall be weighted in accordance with the sum total of Schedule C applicable to that ZONE. If the question before the OPERATING COMMITTEE relates to both ZONES then votes will be in accordance with the percentage contributions to STANDING CHARGES related to a combination of Schedules C1 and C2. A concurring vote of at least three (3) PARTIES representing over fifty (50) per cent of the weighted voting rights for the affected ZONE, shall be required to decide any question before the OPERATING COMMITTEE. No vote shall be taken unless at least two (2) weeks notice of the meeting has been given. However, on the agreement of all PARTIES, the two (2) weeks written notice may be waived, and voting may take place, by telex or facsimile.

         5.3      The OPERATING COMMITTEE shall:

                  5.3.1 Meet as often as circumstances require, but not less than once a year, to review the operation of the AGREEMENT.

                  5.3.2 Share experiences of the effectiveness and efficiency of SCARAB SYSTEM operations and review the operational performance of the SCARAB SYSTEMS and of the OPERATORS.

                  5.3.3 Approve the inclusion of CAPITAL ADDITIONS in the calculation of the STANDING CHARGES of the SCARAB SYSTEMS in accordance with the relevant provisions of Article 14.

                  5.3.4 Approve the Estimated STANDING CHARGES and Estimated RUNNING COSTS of the SCARAB SYSTEMS in accordance with the relevant provisions of
                               Article 15.

                  5.3.5    Appoint the CENTRAL BILLING PARTY in accordance with
                           Article 6.1.

                  5.3.6 Approve the estimated CENTRAL BILLING PARTY costs in accordance with Article 6.4.

                  5.3.7    Appoint the Appointed Party in accordance with
                           Article 7.1.

                  5.3.8 Agree on an annual schedule of planned use of the SCARAB SYSTEMS taking into account each MAINTENANCE AUTHORITY'S respective contribution to STANDING CHARGES in planning access to the SCARAB SYSTEMS.

                  5.3.9 Make decisions as to the participation of new parties in accordance with the provisions of Article 4.

                  5.3.10   Resolve conflicts, if any, over use of SCARAB
                           SYSTEMS.

                  5.3.11 Establish such sub-committees and working parties as it considers necessary to assist in carrying out its functions.


ARTICLE 6
CENTRAL BILLING  PARTY

         6.1 The OPERATING COMMITTEE shall by agreement appoint one PARTY to act as CENTRAL BILLING PARTY for the purpose of this AGREEMENT. Unless and until otherwise decided by the OPERATING COMMITTEE, BRITISH TELECOM shall act as CENTRAL BILLING PARTY for the duration of this AGREEMENT.

         6.2 The CENTRAL BILLING PARTY shall be responsible for the submissions of billing, accounting and settlement of all amounts due from the MAINTENANCE AUTHORITIES under this AGREEMENT and for the disbursement and settlement of all amounts due to the OWNERS under this AGREEMENT.

         6.3 The CENTRAL BILLING PARTY shall also undertake the necessary liaison with the Central Billing Party appointed under the SCARAB OWNERS AGREEMENT.

         6.4 At least two months before the beginning of each FINANCIAL YEAR, the CENTRAL BILLING PARTY will provide an estimate of the cost of carrying out the central billing functions during that FINANCIAL YEAR for the approval of the OPERATING COMMITTEE. The costs actually incurred by the CENTRAL BILLING PARTY in carrying out the central billing functions shall be charged to the MAINTENANCE AUTHORITIES as described in Article 18.7.

         6.5 Not more than two months after the end of each FINANCIAL YEAR, the CENTRAL BILLING PARTY shall submit an Annual Report and Accounts to the PARTIES describing and summarising its activities in discharging the CENTRAL BILLING functions during the FINANCIAL YEAR concerned.


ARTICLE 7
PREPARATION AND AMENDMENT OF SCHEDULE C

         7.1 The OPERATING COMMITTEE shall appoint one of the PARTIES to prepare and revise Schedule C semi-annually. Unless and until otherwise decided by the OPERATING COMMITTEE, AT&T shall act as the Appointed Party for the duration of this AGREEMENT.

         7.2 The ACCOUNTING UNITS for each DESIGNATED CABLE shall be derived and revised by the Appointed Party in accordance with Schedule B. After the ACCOUNTING UNITS are revised, the Appointed Party shall, in accordance with Schedule B, prepare and send to each PARTY and the CENTRAL BILLING PARTY revised Schedules Cl and C2. The revised Schedules C1 and C2 shall become effective on 1 April, 1 October or such other dates as required and specified in Schedule B.

         7.3 Each MAINTENANCE AUTHORITY for (a) a new cable system which when introduced into the ACMA will be included in this AGREEMENT as a DESIGNATED CABLE, (b) a DESIGNATED CABLE that will be introducing newly equipped spare capacity into service, (c) a DESIGNATED CABLE that will be expanding or reducing its Bearer Capacity, (d) a DESIGNATED CABLE which is to be taken out of service, (e) a DESIGNATED CABLE that will incur an expansion or reduction in Notional Capacity or (f) a DESIGNATED CABLE in respect of which the number of buried nautical miles has been significantly increased; shall promptly notify the Chairman of the OPERATING COMMITTEE, the PARTIES and the Appointed Party of the relevant facts, and Schedules Cl and C2 shall be amended in accordance with Schedule B.


ARTICLE 8
USE OF SCARAB SYSTEMS AND CHARGES

         8.1 SCARAB III shall primarily be assigned to and operated in the EAST ZONE and

                  SCARAB IV shall primarily be assigned to and operated in the WEST ZONE. The cost of each SCARAB SYSTEM shall be allocated to its respective assigned ZONE on the basis defined in Articles 16 and 17.

         8.2 The SCARAB SYSTEMS shall be used primarily for the REPAIR of DESIGNATED CABLES in order to insure the continuity of service provided by such cables. Subject to such requirements being satisfied, the SCARAB SYSTEMS shall be used for the MAINTENANCE & IMPROVEMENT of the DESIGNATED CABLES on an interruptible basis. The charges and their allocation applicable to these categories of use and the basis of availability shall be as follows:

                  8.2.1 REPAIR OF DESIGNATED CABLES: For the period of such work, all RUNNING COSTS, including those for Passage Time and, if applicable, mobilisation aboard the Host Vessel and demobilisation, shall be borne by the MAINTENANCE AUTHORITY responsible for the DESIGNATED CABLE under REPAIR. STANDING CHARGES shall continue to be allocated according to Article 16.

                  8.2.2    MAINTENANCE & IMPROVEMENT OF DESIGNATED CABLES:

                           a) For the period of such work, all RUNNING COSTS, including those for Passage Time, and if applicable, mobilisation and demobilisation, shall be borne by the MAINTENANCE AUTHORITY responsible for the DESIGNATED CABLE concerned. STANDING CHARGES shall continue to be allocated according to
                                    Article 16.

                           b) In the event that the planned requirement of the MAINTENANCE AUTHORITIES for MAINTENANCE & IMPROVEMENT work at the beginning of the FINANCIAL YEAR shall exceed the then envisaged availability of the SCARAB SYSTEMS, the OPERATING COMMITTEE shall decide how the envisaged SCARAB SYSTEM availability shall be allocated between the MAINTENANCE AUTHORITIES. Such allocations shall take into consideration: -

                                    i)       the number and aggregate duration
                                             of the requirements of each
                                             MAINTENANCE AUTHORITY for the
                                             FINANCIAL YEAR in question, and

                                    ii)      the respective number of ACCOUNTING
                                             UNITS of the DESIGNATED CABLES for
                                             which MAINTENANCE & IMPROVEMENT
                                             work is requested.

                  8.2.3 For the period of other activities of an interruptible nature as approved by the OPERATING COMMITTEE, all RUNNING COSTS, including those for Passage Time and, if applicable, mobilisation and demobilisation, shall be borne by the MAINTENANCE AUTHORITY responsible for such activity. STANDING CHARGES shall continue to be allocated according to Article 16.

         8.3 Provided that the availability of the SCARAB SYSTEMS to undertake the REPAIR and MAINTENANCE & IMPROVEMENT of the DESIGNATED CABLES is not thereby prejudiced, the SCARAB SYSTEMS may be used, with the approval of the relevant OWNERS and of the OPERATING COMMITTEE, which approval shall not be unreasonably withheld, by the OWNERS on behalf of a MAINTENANCE AUTHORITY for construction work, including survey, on cable systems which, when introduced into the ACMA will be included as DESIGNATED CABLES. For the period of such work, including Passage Time and, if applicable, mobilisation and demobilisation, STANDING CHARGES and RUNNING COSTS shall not be charged to this AGREEMENT.

         8.4 The use of a SCARAB SYSTEM by the relevant OWNERS or on behalf of a MAINTENANCE AUTHORITY for purposes other than those described in Articles 8.2 and 8.3 shall be subject to the approval of the OPERATING COMMITTEE. For the period of such use, including Passage Time and, if applicable, mobilisation and demobilisation, STANDING CHARGES and RUNNING COSTS shall not be charged to this AGREEMENT. The OPERATING COMMITTEE shall determine the magnitude of any amount which the relevant OWNERS or MAINTENANCE AUTHORITY concerned shall credit or otherwise under this AGREEMENT in respect of such use.

         8.5 For any period spent (with the consent of the OPERATING COMMITTEE members that are a Maintenance Authority within the affected ZONE) in exercising a SCARAB SYSTEM and in training the OPERATOR'S team, the STANDING CHARGES and the RUNNING COSTS, including those incurred during Passage Time and, if applicable, mobilisation and demobilisation shall be allocated as provided in Articles 16 and 17.

         8.6 In the event of either SCARAB SYSTEM not being available for the REPAIR of a DESIGNATED CABLE in its assigned ZONE, the remaining SCARAB SYSTEM may, at the request of a MAINTENANCE AUTHORITY and with the agreement of the MAINTENANCE AUTHORITIES in the remaining SCARAB SYSTEM's assigned ZONE, be transferred between ZONES to effect REPAIR to that DESIGNATED CABLE save that:

                      i) The remaining SCARAB SYSTEM shall complete any REPAIRS on a DESIGNATED CABLE to which it is committed in its own ZONE before such transfer is permitted.

                  ii) The remaining SCARAB SYSTEM may be immediately recalled to its assigned ZONE in the event of a REPAIR being required for a DESIGNATED CABLE in its assigned ZONE with a greater number of ACCOUNTING UMTS than the cable under REPAIR in the other ZONE.

                  iii) For the period of such transfer between ZONES, STANDING CHARGES and RUNNING COSTS including, if applicable, those for mobilisation and demolisation, shall be allocated in accordance with Articles 16 and 17.


ARTICLE 9
SCARAB SYSTEM AVAILABILITY

         9.1 The OPERATOR and the respective OWNERS of each SCARAB SYSTEM shall use their beSt efforts to make the respective SCARAB SYSTEM operationally available for use at all times for work on the DESIGNATED CABLES except in the following circumstances:-

                  9.1.1 whilst the SCARAB SYSTEM is undergoing periodic maintenance or refurbishment.

                  9.1.2 from the starting date of any OUTSIDE WORK until its conclusion.

                  9.1.3 whilst the SCARAB SYSTEM is unavailable by reason of FORCE MAJEURE.

                  9.1.4 whilst the SCARAB SYSTEM is damaged to the extent that it cannot perform REPAIRS or MAINTENANCE & IMPROVEMENT work as envisaged in Article 20.1 or it becomes a total loss or a constructive total loss.

         9.2 Article 20 contains provisions concerning the treatment of SCARAB SYSTEM costs for periods during which a SCARAB SYSTEM is unavailable.

ARTICLE 10
OPERATING PROCEDURES

         10.1 On receipt by an OPERATOR of notification by a MAINTENANCE AUTHORITY that a SCARAB SYSTEM is required to undertake work on a DESIGNATED CABLE, the OPERATOR shall take the necessary action to ensure that the SCARAB SYSTEM is mobilised aboard the nominated Host Vessel without avoidable delay. Where notification is given by telephone, it shall be confirmed by telex or facsimile at the earliest opportunity.

         10.2 The MAINTENANCE AUTHORITY requesting the use of a SCARAB SYSTEM shall be responsible for the nomination, engagement and costs of a suitable Host Vessel. Notwithstanding the foregoing, the OPERATOR of the respective SCARAB SYSTEM shall be responsible for determining the suitability of any nominated Host Vessel and the OPERATOR's decision in this regard shall be final.

         10.3 When an OPERATOR is notified to commence a SCARAB SYSTEM operation under this AGREEMENT or when a SCARAB SYSTEM changes operational status, the respective OPERATOR shall, within 24 hours, notify the MAINTENANCE AUTHORITIES in the ZONE and the other OWNERS, by telex or facsimile, as specified below:

                  10.3.1 Upon receipt of notification by an OPERATOR that the respective SCARAB SYSTEM is required to undertake an operation, the OPERATOR shall transmit a Notification of Commencement of a SCARAB SYSTEM operation in accordance with Schedule Fl.

                  10.3.2 After completion of the SCARAB SYSTEM operation, the OPERATOR shall transmit a Notification of Completion of a SCARAB SYSTEM operation in accordance with Schedule F2.

                  10.3.3 Upon a SCARAB SYSTEM's change in operational status (ie: standby, repairs, OUTSIDE WORK, training exercises, etc.) the respective OPERATOR shall transmit a notification of the change in status in accordance with Schedule F3.


         10.4 As soon as practicable after the completion of a SCARAB SYSTEM operation under this AGREEMENT, the respective OPERATOR shall advise the MAINTENANCE AUTHORITIES on whose behalf the operation was undertaken, by telex or facsimile, of the estimated RUNNING COSTS of the SCARAB SYSTEM on such operation in the format of Schedule F4.

ARTICLE 11
OPERATIONAL RESPONSIBILITIES

         11.1 The responsibility for planning and directing work on a DESIGNATED CABLE shall rest with the OPERATOR of the respective SCARAB SYSTEM unless the MAINTENANCE AUTHORITY concerned has elected to take on that responsibility.

         11.2     Whether or not such an election has been made:-

                  11.2.1 each SCARAB SYSTEM shall at all times remain under the direct control of the respective OPERATOR and nothing in this AGREEMENT shall be construed as a demise or charter of a SCARAB SYSTEM to the MAINTENANCE AUTHORITIES, jointly or severally, and

                  11.2.2 nothing in this AGREEMENT shall be deemed to reduce, interfere with, or otherwise impair the full authority and responsibility of the OPERATOR of a SCARAB SYSTEM for its safe operation and navigation, or for the safety of the OPERATOR'S personnel. In complying with any directions given by an Authorised Shipboard Representative designated by a MAINTENANCE AUTHORITY, the OPERATOR shall take full account of the risk of impairing the safety of the SCARAB SYSTEM and of the OPERATOR's personnel.

         11.3 SCARAB SYSTEM operations shall be carried out in accordance with the instructions supplied by the appropriate MAINTENANCE AUTHORITY. If no such instructions are received, the normal practices of the respective OPERATOR may be followed.

         11.4 The MAINTENANCE AUTHORITY for whom any work is being carried out may assign to the operation concerned one (or, if accommodation is available, more than one) representative for the duration of the work. However, permission to board the Host Vessel by any such representative shall be subject to the acceptance by the representative and the MAINTENANCE AUTHORITY of the Host Vessel owner's waiver-of-liability requirements.

         11.5 A MAINTENANCE AUTHORITY which has elected to undertake the responsibility for planning and directing any work, shall designate in writing its "Authorised Shipboard
                  Representative". If it does not do so, it shall designate in writing an "Authorised Shore Representative".

         11.6 The function of the Authorised Shipboard Representative or the Authorised Shore Representative designated under Article 11.5 is to communicate to the OPERATOR (in writing, or by confirmatory radio message, if reasonably required) the requirements of the MAINTENANCE AUTHORITY concerning the work; these requirements shall relate only to the particular operation on which the SCARAB SYSTEM is then engaged.

         11.7 The relevant MAINTENANCE AUTHORITY shall be responsible for ensuring that the OPERATOR is provided with cable system documentation and any specialised equipment and expertise identified by the OPERATOR as necessary for the operation concerned. The OPERATOR shall exercise due diligence for the safe keeping of any plant and equipment provided by a MAINTENANCE AUTHORITY.

ARTICLE 12
PRIORITY OF USE OF SCARAB SYSTEMS

         12.1 In the event of competing claims for the services of a SCARAB SYSTEM to undertake REPAIR operations on two or more DESIGNATED CABLES within a ZONE, the MAINTENANCE AUTHORITIES concerned shall consult with one another having regard to the consequences resulting from the failures and with a view to agreeing on the sequence of SCARAB SYSTEM REPAIR operations. If no agreement is reached, first priority shall be given to the REPAIR of the DESIGNATED CABLE with the higher aggregate number of ACCOUNTING UNITS in Schedules C1 and C2 taken together. Where a DESIGNATED CABLE concerned forms part of a branched cable system, the ACCOUNTING UNITS attributed to that DESIGNATED CABLE for the purposes of this Paragraph shall be the sum of the ACCOUNTING UNITS of the failed segment of the DESIGNATED CABLE concerned and a proportion of the ACCOUNTING UNITS of any other segments of the DESIGNATED CABLE forming other parts of the same branched cable system in proportion to the effect of the failed DESIGNATED CABLE on the traffic-carrying capacity of said other DESIGNATED CABLES.

         12.2 Subject to the overriding consideration of Article 12.1., priority for use of the SCARAB SYSTEMS shall be in the following descending order:

                  12.2.1 Service interrupted in the buried sections of DESIGNATED CABLES.

                  12.2.2 Service interrupted in the non-buried sections of DESIGNATED CABLES.

                  12.2.3   Maintenance and Improvement work on DESIGNATED
                           CABLES.

                  12.2.4   OUTSIDE WORK as agreed by the OPERATING COMMITTEE.

         12.3 If, while a SCARAB SYSTEM is committed to an operation, it is required for an operation of higher priority, then the MAINTENANCE AUTHORITY requiring the SCARAB SYSTEM on that higher priority operation shall pay the transportation costs of the SCARAB SYSTEM from its committed work site and back to that work site, or to the PORT at the option of the MAINTENANCE AUTHORITY of the lower priority operation.

ARTICLE 13
ALLOCATION OF COSTS

13.      SCARAB SYSTEM costs comprise:-

         (i)      STANDING CHARGES and
         (ii)     RUNNING COSTS.
                  as defined in Schedule D of this AGREEMENT.


ARTICLE 14
CAPITAL ADDITIONS AND COST ESCALATION

         14.1 CAPITAL ADDITIONS in excess of an aggregated total in any FINANCIAL YEAR of twenty-five thousand (25,000) Pounds Sterling for each SCARAB SYSTEM shall not be included in the calculation of STANDING CHARGES without the approval of the OPERATING COMMITTEE.

         14.2 Other than in the event of a designated OPERATOR failing to comply with its contractual obligations or giving appropriate notice of an intention to cease as OPERATOR, the respective OWNERS may not change the OPERATOR, if such change is likely to lead to a significant escalation in STANDING CHARGES or RUNNING COSTS, without the approval of the OPERATING COMMITTEE.


ARTICLE 15
ESTIMATED STANDING CHARGES AND RUNNING COSTS

         15.1 Not later than two (2) months before the start of each FINANCIAL YEAR, the OPERATORS and other OWNERS of each SCARAB SYSTEM will provide the CENTRAL BILLING PARTY with SCARAB SYSTEM cost estimates relating to the forthcoming FINANCIAL YEAR in accordance with the relevant provisions of the SCARAB OWNERS AGREEMENT.

         15.2 Not later than one (1) month before the start of each FINANCIAL YEAR, the CENTRAL BILLING PARTY shall, provide the OPERATING COMMITTEE with:

                  15.2.1 the estimated STANDING CHARGE of each SCARAB SYSTEM for the forthcoming FINANCIAL YEAR, in the format defined in Schedule D.

                  15.2.2 the CAPITAL ADDITIONS included in the calculation of Estimated

                           STANDING CHARGES in accordance with the requirements of Article 14.1.

                  15.2.3 the Estimated RUNNING COSTS of each SCARAB SYSTEM appropriate to the forthcoming FINANCIAL YEAR, in the format defined in Schedule D.

                  for the approval of the OPERATING COMMITTEE, which approval shall not be unreasonably withheld.

         15.3 When approved in accordance with the foregoing, the Estimated STANDING CHARGES shall, in quarterly instalments based upon the number of days in the quarter, form the basis of the billing by the CENTRAL BILLING PARTY to the MAINTENANCE AUTHORITIES during and in respect of the FINANCIAL YEAR. In the event that the Estimated STANDING CHARGES or, if applicable, the CAPITAL ADDITIONS included therein are not approved by the OPERATING COMMITTEE, the Estimated STANDING CHARGES shall form the basis of billing until the dispute is resolved.

         15.4 Not later than two (2) months after the approval of the Estimated STANDING CHARGES for a FINANCIAL YEAR, the CENTRAL BILLING PARTY shall provide the OPERATING COMMITTEE with budgetary estimates of CAPITAL ADDITIONS and STANDING CHARGES for the succeeding two (2) FINANCIAL YEARS.

         15.5 In the event that during the course of a FINANCIAL YEAR the CENTRAL BILLING PARTY determines that the STANDING CHARGES of either SCARAB SYSTEM in that FINANCIAL YEAR will exceed the approved Estimated STANDING CHARGES by more than ten (10) percent, the CENTRAL BILLING PARTY shall provide the OPERATING COMMITTEE with revised estimate of STANDING CHARGES for its information.

ARTICLE 16
ALLOCATION OF STANDING CHARGES

         16.1 The STANDING CHARGES of each SCARAB SYSTEM, adjusted as appropriate pursuant to Articles 8.3 and 8.4., shall be allocated to the ZONE to which it is assigned for the duration of that assignment, and shall be shared among the MAINTENANCE AUTHORITIES having direct responsibility for the DESIGNATED CABLES in that ZONE in proportion to the ACCOUNTING UNITS allocated to them in Schedule Cl or C2 as appropriate.

         16.2 In the event that either SCARAB SYSTEM is transferred from its assigned ZONE to the other ZONE in accordance with Article 8.6, one half of the STANDING CHARGES applicable to the period of transfer shall be borne by each ZONE.

         16.3 For the purpose of calculating the STANDING CHARGES applicable to any particular period of time, the annual STANDING CHARGES shall be divided by 365 to give an appropriate daily rate.

         16.4 Any additional amounts credited to this AGREEMENT in accordance with Article 8.4 shall be shared among the MAINTENANCE AUTHORITIES having direct responsibility for the DESIGNATED CABLES in the ZONE to which the respective SCARAB SYSTEM is assigned in proportion to the ACCOUNTING UNITS allocated to them in Schedule Cl or C2 as appropriate.


ARTICLE 17
ALLOCATION OF RUNNING COSTS

         17.1 The RUNNING COSTS of each SCARAB SYSTEM shall be allocated in accordance with the following paragraphs of this Article 17 except where Article 8 provides otherwise.

         17.2 If, pursuant to Article 12, a MAINTENANCE AUTHORITY is given precedence in competing claims for the services of a SCARAB SYSTEM, the MAINTENANCE AUTHORITIES concerned shall agree a fair and reasonable apportionment of the RUNNING COSTS for the Passage Time from the time of the commitment of mobilisation of the SCARAB SYSTEM in its assigned PORT until the completion of demobilisation upon its return to PORT. If the MAINTENANCE AUTHORITIES concerned cannot agree, the OPERATING COMMITTEE shall determine the apportionment. Whilst awaiting the OPERATING COMMITTEE decision, the respective OPERATOR may, for the purposes of interim billing, charge such RUNNING COSTS to the MAINTENANCE AUTHORITY invoking the priority. Such interim billing shall be adjusted upon receipt of the OPERATING COMMITTEE's decision.

         17.3 In the event that either SCARAB SYSTEM is transferred from its assigned ZONE to the other ZONE in accordance with Article 8.6, the RUNNING COSTS and all associated transit costs shall be charged to the MAINTENANCE AUTHORITY requesting the transfer.

         17.4 RUNNING COSTS in respect of SCARAB SYSTEM exercises and training undertaken in accordance with Article 8.5 shall be allocated to the ZONE to which the respective SCARAB SYSTEM is assigned and shall be shared among the MAINTENANCE AUTHORITIES having direct responsibility for the

                  DESIGNATED CABLES in that ZONE in proportion to the ACCOUNTING UNITS allocated to them in Schedule C1 or C2 as appropriate.

         17.5 Should an operation be suspended due to the Host Vessel being required to undertake other work (eg: an ACMA repair operation not involving the SCARAB SYSTEM), the SCARAB SYSTEM operation shall be deemed to have ended at the time of Host Vessel diversion and from such time RUNNING COSTS shall be allocated to the MAINTENANCE AUTHORITIES in the ZONE concerned in the proportions of Schedule C1 or C2 as appropriate.

         17.6 In the event that a SCARAB SYSTEM is used for a series of operations without returning to its PORT, the MAINTENANCE AUTHORITIES concerned may, if they wish, elect to share the RUNNING COSTS during transit time on a basis different from those outlined in Article 17.7. Any such election shall be notified to the OPERATOR and CENTRAL BILLING PARTY as soon as possible.

         17.7 Where a SCARAB SYSTEM undertakes a series of operations without returning to its PORT, each SCARAB SYSTEM'S RUNNING COSTS shall be allocated pursuant to the provisions of the paragraphs below. The RUNNING COSTS for transit time shall be attributed separately to the several operations concerned according to the procedure set out below. For this purpose, transit time before work starts on the first operations, transit time between the end of each operation and the start of the next, and transit time from the end of the last in the series of operations to the arrival of the SCARAB SYSTEM at its PORT is aggregated to arrive at total transit time.

                  a)       For the purposes of the following sub-paragraphs of
                           Article 17.7, references to an operation means all work on the same cable including cut-ins and multiple repairs. An operation ends when the SCARAB SYSTEM and the Host Vessel have received permission from the responsible MAINTENANCE AUTHORITY to leave the site of the operation and have cleared the cable grounds.

                  b) the particular distance from the PORT of each operation is hereinafter referred to as the "operational distance."

                  c) The allocation of transit time to each operation is that proportion of the total transit time which is equal to the distance of each operation from the PORT divided by the sum of all operational distances from the PORT.

                  d) Weather delays which occur before work on a particular operation starts, whether while actually in transit or standing by on the cable ground, are included in transit time.

                  e) Weather delays which occur during the course of an operation shall be charged to that particular operation.

ARTICLE 18
BILLING ARRANGEMENTS

         18.1 Bills showing the amounts due from the MAINTENANCE AUTHORITIES for their respective shares of SCARAB SYSTEM costs for each quarter shall be rendered to them by the CENTRAL BILLING PARTY on or before the 20th day of the first month of each quarter. Such bills shall be based on information received by the CENTRAL BILLING PARTY under Paragraph 18.2 and on the approved Estimated STANDING CHARGES and shall include:

                  (a)      estimated STANDING CHARGES in respect of the quarter,

                  (b) a reduction of Estimated STANDING CHARGES in respect of OUTSIDE WORK forecast for the quarter,

                  (c) adjustments in respect of previous quarters' actual OUTSIDE WORK and/or Actual STANDING CHARGES,

                  (d) RUNNING COSTS, as incurred and advised to the CENTRAL BILLING PARTY quarterly,

                  (e) interest, pursuant to Article 18.5, on bills not paid when due, and

                  (f)      CENTRAL BILLING PARTY charges in accordance with
                           Article 18.7.

         18.2 On or before the fifteenth day of the last month preceding each quarter, each OWNER shall advise the CENTRAL BILLING PARTY as to the details of SCARAB SYSTEM activities (including retrospective adjustments) and Running Costs, to be included in the bills next due to be rendered to MAINTENANCE AUTHORITIES. Such details shall be advised in the currency of the OWNER.

         18.3 For billing purposes, all such costs notified to the CENTRAL BILLING PARTY shall be converted into the currency of the CENTRAL BILLING PARTY at the exchange rates pertaining to forward foreign exchange contracts which the CENTRAL BILLING PARTY will enter into for the purchase of the amounts due to each OWNER in its own currency on the first working day of the third month of the quarter.

         18.4 Bills shall be rendered in the currency of the CENTRAL BILLING PARTY and shall be payable in that currency unless the CENTRAL BILLING PARTY agrees otherwise.

         18.5 Bills shall be payable by the last working day of the second month of the quarter to which they relate, or if the issue of a bill is delayed, seventy days from the date of issue, whichever is the later. Bills not paid by the due date will incur a quarterly compounded interest charge at a rate of one hundred and twenty five (125%) percent of the *LIBOR applicable on the first working day following the date by which payment is due, which rate will be applied throughout the period during which the payment is overdue.

                  *LIBOR is the London Interbank Offer Rate for Sterling as published in the London Financial Times.

         18.6 On the first working day of the third month of each quarter, the CENTRAL BILLING PARTY shall remit to or settle with each OWNER, in the OWNER's own currency, the amounts notified by it under Article 18.2. Where appropriate, those amounts shall be netted off against any amounts due from the OWNER in its capacity as a MAINTENANCE AUTHORITY, such last-mentioned amounts having been converted into the currency of the OWNER concerned at rates prevailing at the time of settlement. Other arrangements of a netting-off or similar nature are permissible where agreed between the MAINTENANCE AUTHORITY or MAINTENANCE AUTHORITIES concerned and the CENTRAL BILLING PARTY. Such other arrangements will be reported upon annually to the OPERATING COMMITTEE by the CENTRAL BILLING PARTY.

         18.7 The CENTRAL BILLING PARTY shall charge the costs associated with the performance of the Central Billing function. The charges made shall be allocated equally between ZONES and included in the quarterly bills to the MAINTENANCE AUTHORITIES in proportion to the ACCOUNTING UNITS allocated to them in Schedules Cl and C2.

         18.8 The CENTRAL BILLING PARTY shall at all times use its best efforts to ensure that all bills rendered to MAINTENANCE AUTHORITIES are paid as due. If a bill for a DESIGNATED CABLE remains unpaid for 180 days after the due date, the other MAINTENANCE AUTHORITIES in the same ZONE as the defaulting MAINTENANCE AUTHORITY shall reimburse the CENTRAL BILLING PARTY a proportional share of the unpaid bill, including a proportional share of the interest incurred by the CENTRAL BILLING PARTY. The amounts paid by such MAINTENANCE AUTHORITIES shall be in proportion to their ACCOUNTING UNITS within the applicable ZONE.

         18.9 Nothing contained in this Article shall release the defaulting MAINTENANCE AUTHORITY from its obligations under this AGREEMENT. The defaulting MAINTENANCE AUTHORITY will continue to be billed its share of all SCARAB SYSTEM costs in proportion to the ACCOUNTING UNITS allocated to it in Schedule C1 or C2, as appropriate, prepared pursuant to Article 7. If the defaulting MAINTENANCE AUTHORITY fails to pay any bill within 365 days of its due date, the owners shall be released from any obligation to undertake work for that MAINTENANCE AUTHORITY. At such time, the Appointed Party shall prepare and issue a revised Schedule C which will exclude the defaulting MAINTENANCE AUTHORITY. The defaulting MAINTENANCE AUTHORITY will continue to be excluded from Schedule C until all outstanding balances, including applicable interest, have been paid in full by the defaulting MAINTENANCE AUTHORITY.

         18.10 In the event that a MAINTENANCE AUTHORITY for a DESIGNATED CABLE has failed to pay a bill within 180 days of the due date, and that DESIGNATED CABLE has more than one MAINTENANCE AUTHORITY (as shown in Schedule C), the CENTRAL BILLING PARTY shall notify such other MAINTENANCE AUTHORITY(s) for that cable of such default for nonpayment. Notwithstanding Article 18.9, a MAINTENANCE AUTHORITY for a DESIGNATED CABLE having more than one MAINTENANCE AUTHORITY shall have the option, at any time within 365 days of the due date of a bill, to pay any unpaid bill of another MAINTENANCE AUTHORITY for that cable, and upon such payment, the defaulting MAINTENANCE AUTHORITY shall no longer be deemed to be in default for non-payment of such bill and the cable involved shall not be excluded from Schedule C. Such payment by another MAINTENANCE AUTHORITY on behalf of a defaulting MAINTENANCE AUTHORITY shall not prejudice the paying MAINTENANCE AUTHORITY'S legal rights against the defaulting MAINTENANCE AUTHORITY.

         18.11 Upon receipt by the CENTRAL BILLING PARTY from the defaulting MAINTENANCE AUTHORITY or from another MAINTENANCE AUTHORITY for a DESIGNATED CABLE having more than one MAINTENANCE AUTHORITY (pursuant to Article 18.10) of any amount reimbursed by the other MAINTENANCE AUTHORITIES in the ZONE in accordance with Article 18.8, any such amounts shall be distributed to such other MAINTENANCE AUTHORITIES in the ZONE in the same proportions as those MAINTENANCE AUTHORITIES reimbursed the CENTRAL BILLING PARTY under Article 18.8.

ARTICLE 19
ACTUALS ADJUSTMENT

         19.1 As soon as possible and not more than six (6) months after the end of each FINANCIAL YEAR, each OWNER will advise the CENTRAL BILLING PARTY (in the categories defined in Schedule D) of its actual expenditure contributing towards STANDING CHARGES for that FINANCIAL YEAR in accordance with the relevant provisions of the SCARAB OWNERS AGREEMENT.

         19.2 Not more than seven (7) months after the end of each FINANCIAL YEAR, the CENTRAL BILLING PARTY shall provide the OPERATING COMMITTEE with the Actual STANDING CHARGES for the FINANCIAL YEAR concerned and make appropriate adjustments to amounts billed under Article 18 on the basis of the corresponding Estimated STANDING CHARGES. Such adjustments shall be reflected to MAINTENANCE AUTHORITIES through the next quarterly settlement.


ARTICLE 20
SCARAB SYSTEM COSTS IN PARTICULAR CIRCUMSTANCES

         20.1 If a SCARAB SYSTEM is damaged to such an extent as to have to undergo repairs, the MAINTENANCE AUTHORITIES shall continue to share the STANDING CHARGES in the proportions of Schedule C1 or C2 as appropriate during a period of up to 120 days from the date of the damage, unless, at the time of the damage, the SCARAB SYSTEM was engaged in work under Article 8.4.

         20.2 If the necessity of repair of a SCARAB SYSTEM results from the deliberate act or negligence of a third party, the OWNERS shall diligently pursue all claims against such third party, but without prejudice to their right to settle or compromise on terms which they consider reasonable. To the extent that any sums recovered by way of damages or in settlement of claims include the STANDING CHARGES paid by the MAINTENANCE AUTHORITY during the repair period, that amount shall be credited to the MAINTENANCE AUTHORITIES by the OWNERS.

         20.3 SCARAB SYSTEM costs shall cease to be shared among the MAINTENANCE AUTHORITIES for periods during which a SCARAB SYSTEM is unavailable in any of the following circumstances:

                  20.3.1 from the time that it becomes a total loss or a constructive total loss, except to the extent that the OWNERS are committed to expenses which would normally be recovered in the STANDING CHARGES or RUNNING COSTS but which are not covered by insurance,

                  20.3.2 during the period from the 120th day after damage to a SCARAB SYSTEM has occurred, as specified in Article 20.1, until repairs have been completed and the SCARAB SYSTEM is again available, or

                  20.3.3 during any period while the SCARAB SYSTEM is performing work under Articles 8.3 and 8.4.

         20.4 During periods of assignment to this AGREEMENT, SCARAB SYSTEM costs shall continue to be shared among the MAINTENANCE AUTHORITIES in the proportions of Schedule Cl or C2 as appropriate for periods during which a SCARAB SYSTEM is unavailable in any of the following circumstances:

                  20.4.1 while the SCARAB SYSTEM is undergoing emergency repairs,

                  20.4.2 while the SCARAB SYSTEM is unavailable by reason of FORCE MAJEURE.


ARTICLE 21
TOTAL LOSS OR CONSTRUCTIVE TOTAL LOSS

         21.1 in the event of a total loss or constructive total loss of either SCARAB SYSTEM, the remaining SCARAB SYSTEM shall assume responsibility for the maintenance and repair of the DESIGNATED CABLES in both ZONES and the Schedules C1 and C2 shall accordingly be combined to produce one Schedule C. Costs shall be allocated among MAINTENANCE AUTHORITIES on the basis of the now (combined) Schedule C from the date of such total or constructive total loss (being retrospective if applicable).

         21.2 In the event of a total loss or constructive total loss of both or the remaining SCARAB SYSTEM this AGREEMENT shall terminate with effect from the date of such loss.

         21.3 Notwithstanding Articles 21.1. and 21.2. each OPERATOR, as applicable, may include any subsequent cost of terminating its affairs as the OPERATOR as if such costs had been incurred on the day of total loss or constructive total loss.


ARTICLE 22
KEEPING OF RECORDS

         22. Each OPERATOR, other OWNER and the CENTRAL BILLING PARTY shall keep and maintain for a period of not less than five (5) years from the date the applicable bill is rendered, copies of such books, records, vouchers, accounts or other information regarding its costs and calculations with respect to the bill rendered, as may be appropriate to support the respective billing or advice of any such costs to or by the CENTRAL BILLING PARTY and shall at all reasonable times make them available for the inspection of the other PARTIES.

ARTICLE 23
LIABILITY AND INDEMNITY

         23.1 Each OWNER or OPERATOR shall be liable for all direct damages to persons or property arising in the discharge of its obligations under this AGREEMENT to the extent that such damages have resulted from the intentional or negligent acts or omissions of the OWNERS or OPERATOR, its agents or employees. The OWNERS or OPERATOR shall indemnify and hold harmless the MAINTENANCE AUTHORITY concerned against all claims, actions, demands, or judgements for such direct damages.

         23.2 Each MAINTENANCE AUTHORITY shall be liable for all direct damages to persons or property arising in the discharge of its obligations under this AGREEMENT to the extent that such damages have resulted from the intentional or negligent acts or omissions of the MAINTENANCE AUTHORITY, its agents or employees. The MAINTENANCE AUTHORITIES shall indemnify and hold harmless the OWNERS and OPERATOR concerned against all claims, actions, demands or judgements for such direct damages.

         23.3 Each OWNER or OPERATOR shall be liable for injury or damages to persons or property sustained by its employees or agents in the course of their employment or agency to the extent that such injury or damages are not caused by the negligence or intentional acts of a MAINTENANCE AUTHORITY and to that extent will indemnify and hold harmless the MAINTENANCE AUTHORITY against all claims, actions, demands, or judgement for damages sustained by employees or agents of the OWNER or OPERATOR except to the extent that such claims, actions, demands and judgements arise out of the negligence or intentional acts of a MAINTENANCE AUTHORITY.

         23.4     The CENTRAL BILLING PARTY and the Appointed Party under
                  Article 7.1. shall each exercise due care, diligence and promptness in the discharge of their respective duties and the PARTIES jointly shall indemnify and hold harmless the CENTRAL BILLING PARTY and the Appointed Party against any claims, actions, demands or judgements arising out of the CENTRAL BILLING PARTY'S andthe Appointed Party's performance, purported performance or non-performance of its function under this AGREEMENT.

         23.5 Except as stated in Articles 23.1., 23.2, 23.3 and 23.4, no PARTY shall be liable for any other damages suffered by any PARTY nor shall any PARTY be required to indemnify or hold harmless any other PARTY against claims made by any person or entity against any PARTY for damages arising from the acts or omissions of any other PARTY in the discharge of their respective obligations under this AGREEMENT.

ARTICLE 24
RELATIONSHIP AMONG THE PARTIES

         24. The relationship between or among the PARTIES shall not be that of partners and nothing herein contained shall be deemed to constitute a partnership between them, and the common enterprise among the PARTIES shall be limited to the express provisions of this AGREEMENT.

ARTICLE 25
PERFORMANCE OF AGREEMENT

         25. The performance of this AGREEMENT by the PARTIES is contingent upon the obtaining and continuance of such approvals, consents, governmental authorisations, licenses and permits as may be required or be deemed necessary by the PARTIES and as may be satisfactory to them, and the PARTIES shall use their best efforts to obtain and to have continued in effect such approvals, consents, authorisations, licenses and permits.

ARTICLE 26
AMENDMENTS  TO AGREEMENT

         26. This AGREEMENT and any of the provisions hereof may be altered or added to only by an agreement, in writing, signed by a duly authorised person on behalf of each of the PARTIES.


ARTICLE 27
ASSIGNMENT OR TRANSFER

         27. During the continuance of this AGREEMENT, no PARTY shall, without the written consent of the other PARTIES, sell, assign, transfer or dispose of its rights or obligations under this AGREEMENT, in whole or in part, except to a legal successor or subsidiary of such PARTY or corporation controlling, or under the same control as, such PARTY. Nothing contained in this AGREEMENT shall restrict the right of the OPERATORS to subcontract or employ such personnel or agents as they deem appropriate to fulfil their obligations hereunder.


ARTICLE 28
TERM OF THIS AGREEMENT

         28.1 This AGREEMENT shall come into force in respect of each SCARAB SYSTEM with effect from the OPERATIONAL DATE of each SCARAB SYSTEM and subject to Article 21.2 shall terminate no sooner than 31 March 1997. It shall continue thereafter unless any PARTY serves at least one (1) years notice in writing to the other PARTIES of its intention to withdraw from this AGREEMENT. Such withdrawal shall not become effective until the 31 March at least one (1) year following the date upon which said notice is served and shall not in any case become effective before 31 March 1997.

         28.2     As soon as practicable and in any event not more than three
                  (3) months after the serving of any such notice of withdrawal, the other PARTIES will decide if this AGREEMENT should continue in force without the withdrawing PARTY or if this AGREEMENT will be terminated upon the effective date of such withdrawal.

         28.3 In the event that the non-withdrawing PARTIES agree that this AGREEMENT shall continue in force without the withdrawing PARTY and prior to the effective date of such withdrawal, the non-withdrawing PARTIES shall forthwith make appropriate amendments to the Schedules to this AGREEMENT and it shall continue to be effective as provided in Article 28.1. Should such an agreement not be reached, the AGREEMENT shall terminate upon the first effective date of any notice of withdrawal served in accordance with Article 28.1.


ARTICLE 29
AGREEMENT BINDING ON SUCCESSORS

         29. This AGREEMENT shall be binding an the PARTIES, their respective successors, and permitted assigns.


ARTICLE 30
EXECUTION OF AGREEMENT

         30. This AGREEMENT shall be executed in nine (9) counterparts in the English language and nine (9) counterparts in the Spanish language,, and each such counterpart shall be an original, and such counterparts shall together, as well as separately constitute one and the same AGREEMENT. If any differences in interpretation should arise between the English and Spanish language versions of this AGREEMENT or any amendment hereof, the English language version shall be decisive.

ARTICLE 31
 Testimonium

         31. IN WITNESS WHEREOF the PARTIES hereto have severally subscribed these presents or caused them to be subscribed in their names and on their behalf by their duly authorised respective officers.

                       AMERICAN TELEPHONE AND TELEGRAPH COMPANY


Date 1/29/90           By   /s/ Name of Signatory
                           -----------------------------------------------

                       TRANSPACIFIC COMMUNICATIONS, INCORPORATED


Date 1/29/90           By   /s/ Name of Signatory
                           -----------------------------------------------

                       BRITISH TELECOMMUNICATIONS plc.


Date 19/2/90           By   /s/ Name of Signatory
                           -----------------------------------------------

                       BT(MARINE) LTD.


Date 16 Feb, 1990      By   /s/ Name of Signatory
                           -----------------------------------------------

                       MINISTERE DES POSTES DES TELECOMMUNICATIONS
                       ET DE L'ESPACE.


Date 20 Feb, 1990      By   /s/ Name of Signatory
                           -----------------------------------------------

                       TELEFONICA DE ESPANA


Date 28/2/90           By   /s/ Name of Signatory
                           -----------------------------------------------


                       TELECOMUNICATIONS MARINAS SA

Date 28/2/90           By   /s/ Name of Signatory
                           -----------------------------------------------


                       TELEGLOBE CANADA INC.


Date 2 Feb., 1990      By   /s/ Name of Signatory
                           -----------------------------------------------

                       TELEGLOBE MARINE INC.


Date Feb 1, 1990       By   /s/ Name of Signatory
                           -----------------------------------------------





                                     - 29 -